                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Identix Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

                              IDENTIX INCORPORATED

                         TO BE HELD ON OCTOBER 29, 1998

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Identix Incorporated (the "Company") will be held on Thursday, October 29, 1998 at 2:00 p.m. at Four Points Sheraton Hotel, 1108 N. Mathilda Avenue, Sunnyvale, California 94089, for the purpose of considering and acting upon the following proposals:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve a change in the Company's state of incorporation from California to Delaware through the merger of the Company into a newly formed Delaware corporation that is a wholly owned subsidiary of the Company.

     3. To approve an amendment to the Identix Incorporated Equity Incentive Plan to increase the number of shares of Identix common stock available for issuance under that plan from 1,750,000 to 3,000,000 shares.

     4. To approve the Identix Incorporated Employee Stock Purchase Plan and the Identix Incorporated Foreign Subsidiary Employee Stock Purchase Plan.

     5. To approve an amendment to the Identix Incorporated Nonemployee Directors Stock Option Plan to increase the number of shares available for issuance under that plan from 250,000 to 410,000 shares and to approve the other amendments to that plan described in the accompanying Proxy Statement.

     6. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending June 30, 1999.

     7. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on September 1, 1998 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a Proxy.

                                          Sincerely,

                                          JAMES P. SCULLION
                                          Secretary

Sunnyvale, California

September 17, 1998

                              IDENTIX INCORPORATED
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Identix Incorporated (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, October 29, 1998 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Four Points Sheraton Hotel, 1108 N. Mathilda Avenue, Sunnyvale, California 94089. The Company's principal executive offices are located at 510 North Pastoria Avenue, Sunnyvale, California 94086. The Company's telephone number is (408) 731-2000.


     These proxy solicitation materials were mailed on or about September 17, 1998 to all shareholders entitled to vote at the Annual Meeting.


RECORD DATE AND SHARES OUTSTANDING


     Shareholders of record at the close of business on September 1, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 25,298,444 shares of the Company's common stock were issued and outstanding.


REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Except in the election of directors, each share of common stock has one vote. Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held on the record date, or distribute the shareholder's votes among the candidates at the shareholder's discretion. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder or any other shareholder has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes.

     Abstentions and broker non-votes will be counted as present or represented for purposes of establishing a quorum for proposals presented to the shareholders and will have the same effect as negative votes.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees without additional compensation, personally or by telephone or telegraph.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY'S PROXY STATEMENT FOR THE 1999 ANNUAL MEETING


     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1999 Annual Meeting must be received by the Company no later than May 20, 1999 in order to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. If the reincorporation proposal described in Proposal 2 is approved by the Company's shareholders, the Delaware company will have an advanced notice bylaw provision as described in Proposal 2.

PROPOSAL 1. ELECTION OF DIRECTORS

GENERAL

     A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below. In the event that any nominee shall become unavailable, the proxy holders will vote the proxies at their discretion for a substitute or additional nominee. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is expected that all nominees will be able and willing to serve as directors. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under California law.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

     NAME OF NOMINEE        AGE             PRINCIPAL OCCUPATION             DIRECTOR SINCE
     ---------------        ---             --------------------             --------------
Randall C. Fowler.........  59    Chairman, President, and Chief Executive     1982
                                  Officer of the Company
Patrick H. Morton.........  58    President of Kokusai Semiconductor           1985
                                  Equipment Corporation
Randall Hawks, Jr. .......  46    President and Chief Executive Officer        1988
                                  of WHEB Systems, Inc.
Fred U. Sutter............  69    Retired President, Chairman and Chief        1988
                                  Executive Officer of Ascom Holding, Ltd.
Larry J. Wells............  54    General Partner of the Management Company    1992
                                  for Sundance Venture Partners, L.P.
Charles W. Richion........  62    Retired Vice President of Hewlett-Packard      *
                                  Company
James P. Scullion.........  42    Executive Vice President, Chief Financial      *
                                  Officer and Secretary of the Company

---------------
* Not currently a member of the Company's Board of Directors.

     Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Randall C. Fowler, Chairman of the Board, President, and Chief Executive Officer of the Company, positions he has held since 1982, is also founder of the Company.

     Patrick H. Morton has been a director of the Company since 1985. Mr. Morton is president of Kokusai Semiconductor Equipment Corporation. In addition, Mr. Morton is Chairman of the Board of Directors and co-founder of QuadRep, Inc., manufacturers' representative company. He held the position of President of QuadRep, Inc. from 1981 through 1990 and has been Chairman since 1991.

     Randall Hawks, Jr. has been a director of the Company since 1988. Mr. Hawks is currently President and Chief Executive Officer at WHEB Systems, Inc. From 1994 to 1995, Mr. Hawks was Executive Vice President of AT&T Paradyne, a communications equipment subsidiary of AT&T. Prior to joining AT&T

Paradyne, Mr. Hawks was Executive Vice President of the Company from 1989 to November 1993 and was Vice President of Marketing from 1985 to 1989.

     Fred U. Sutter has been a director of the Company since 1988. Until January 1996, Mr. Sutter was Chairman, Chief Executive Officer and President of Ascom Holding Ltd., a United States subsidiary of Ascom Holding AG, the parent company of a group of telecommunication companies and service automation providers. From December 1993 to July 1995, Mr. Sutter was the Chief Executive Officer and President of Ascom Holding AG. From January 1991 to August 1993, he was the Deputy President of Ascom Holding AG. From January 1987 to December 1990, he was President of Ascom Hasler AG. Ascom Hasler AG is a Swiss telecommunications company and is a part of Ascom Holding AG.

     Larry J. Wells has been a director of the Company since 1992. Since 1989, Mr. Wells has been a general partner of Anderson and Wells Company, the management company for Sundance Venture Partners, L.P. Prior to his affiliation with Anderson and Wells Company, Mr. Wells held similar positions with Inco Venture Capital from 1988 to 1989 and Citicorp Venture Capital from 1983 to 1987. Mr. Wells currently serves on the Board of Directors of Cellegy Pharmaceuticals, Inc., a drug development company, Isonics Corporation, an advanced materials and technology company, and Legacy Brands, Inc., a premium food producer and distributor.

     Charles W. Richion served as Vice President, Corporate Development, of the Company from June 1997 to June 30, 1998. Since July 1, 1998 he has been engaged as a consultant to the Company. Prior to joining the Company, Mr. Richion worked at Hewlett-Packard Company from 1965 through 1996 serving in a variety of functions. His most recent positions included Vice President and Director of U.S. Sales operations and building the Global Partners program.

     James P. Scullion has been Executive Vice President and Chief Financial Officer of the Company since July 1996 and from 1990 to 1996, he was Vice President, Finance and Chief Financial Officer of the Company. From 1986 to 1990 he was Vice President of Finance and Chief Financial Officer at DataTrak, Inc., a manufacturer of security access systems.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission ("SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended June 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during fiscal year 1998.

     The Board of Directors currently has two standing committees: the Compensation Committee and the Audit Committee. The Compensation Committee reviews and approves the Company's executive officer compensation policy and administers the Company's employee stock option plans. The Compensation Committee held one meeting during fiscal year 1998. Messrs. Wells, Morton and Hawks are currently the members of the Compensation Committee. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal controls. The Audit Committee held two meetings during fiscal year 1998. Messrs. Wells, Morton and Hawks are currently the members of the Audit Committee.

     The Board of Directors does not have a standing Nominating Committee nor any committee performing such function.

     During fiscal year 1998, no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and committees, if any, upon which such director served, except Ed Zschau who attended two of the four Board meetings.

DIRECTOR COMPENSATION

     Each nonemployee director receives $1,000 for each board meeting attended up to $4,000 annually. The Company also reimburses non-employee directors for certain expenses incurred by them in connection with attendance of board meetings. Directors who are employees of the Company receive no additional or special remuneration for serving as directors.

     Under the Company's Nonemployee Directors Stock Option Plan as currently in effect ("Directors Plan"), each nonemployee director of the Company, upon such director's first election to the Board, is entitled to receive an automatic nondiscretionary grant of (i) a nonqualified stock option ("NQO") to purchase 10,000 shares of common stock if less than six months have elapsed since the last annual meeting of shareholders or (ii) an NQO to purchase 5,000 shares of common stock if more than six months have elapsed since the last annual meeting of shareholders (in either case, "Initial Grant"). In addition, on the date of the first meeting of the Board following the annual meeting of the shareholders of the Company, each eligible director is entitled to receive an NQO to purchase 10,000 shares of common stock ("Annual Grant"). If the shareholders of the Company approve the amendments to the Directors Plan described under Proposal 5 below, then the Initial Grant shall be for an NQO covering 20,000 shares of common stock, or 10,000 shares if more than six months have elapsed since the last annual meeting of shareholders, and the Annual Grant shall be for an NQO covering 20,000 shares of common stock, in each case effective as of the date of the Annual Meeting.

     The exercise price of the NQOs granted under the Directors Plan is equal to the fair market value of such shares on the date of grant. The NQOs become exercisable with respect to one fourth of the number of shares covered by such NQO for each three-month period which elapses after the date of grant, so that such NQO will be fully exercisable on the first anniversary of the date such NQO was granted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of July 31, 1998 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) by each of the Company's directors and each of the Company's executive officers identified in the Summary Compensation Table and
(iii) by all directors and officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the common stock shown as being beneficially owned by them.

                                                                                      PERCENTAGE
                                                            NUMBER OF SHARES         BENEFICIALLY
         DIRECTORS, OFFICERS AND 5% SHAREHOLDERS           BENEFICIALLY OWNED          OWNED(1)
         ---------------------------------------           ------------------    ---------------------
Ascom USA Inc............................................      5,048,924(2)              19.97%
  9 East Ninth Street, #1
  New York, NY 10003
Randall C. Fowler........................................      1,343,123(3)               5.25%
  510 N. Pastoria Avenue
  Sunnyvale, CA 94086
Larry J. Wells...........................................      5,086,424(4)              20.09%
Randall Hawks, Jr. ......................................        102,500(5)                  *
Fred U. Sutter...........................................         86,700(6)                  *
Patrick H. Morton........................................         85,660(7)                  *
Ed Zschau................................................         27,500(8)                  *
Harrison N. Walther......................................        344,353(9)               1.36%
James P. Scullion........................................        207,081(10)                 *
Daniel F. Maase..........................................         81,077(11)                 *
Charles W. Richion.......................................         75,000(12)                 *
All directors and officers as a group....................      7,484,518(4)(13)          28.43%
  12 persons)

---------------
  *  Less than one percent.

 (1) Applicable percentage of ownership is based on 25,282,177 shares of common stock outstanding as of July 31, 1998. Shares of common stock subject to outstanding options or warrants currently exercisable or exercisable within 60 days after July 31, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

 (2) All of the Ascom USA Inc. beneficially owned shares are held in a voting trust for which Mr. Larry Wells, a member of the Board of Directors of the Company, is serving as the trustee. The trustee of the voting trust votes all the shares held in the voting trust.

 (3) Includes 308,541 shares issuable upon exercise of options.

 (4) Includes 5,048,924 shares held by Ascom USA Inc. in a voting trust for which Mr. Wells is currently serving as voting trustee. Also includes 37,500 shares issuable upon exercise of options held by Mr. Wells.

 (5) Includes 97,500 shares issuable upon exercise of options.

 (6) Includes 40,000 shares issuable upon exercise of a warrant and 37,500 shares issuable upon exercise of options.

 (7) Includes 37,500 shares issuable upon exercise of options.

 (8) Includes 27,500 shares issuable upon exercise of options.

 (9) Includes 76,458 shares issuable upon exercise of options.

(10) Includes 181,725 shares issuable upon exercise of options.

(11) Includes 81,077 shares issuable upon exercise of options.

(12) Includes 75,000 shares issuable upon exercise of options.

(13) Includes 5,048,924 shares held by Ascom USA Inc. in a voting trust for which Mr. Wells is currently serving as voting trustee and 1,045,301 shares issuable upon exercise of warrants and options.

                             EXECUTIVE COMPENSATION

     The table set forth below provides certain summary information concerning compensation paid to or accrued for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who served as executive officers at June 30, 1998 for fiscal years ended June 30, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE


                                                  ANNUAL
                                               COMPENSATION             OTHER           LONG TERM
                                          -----------------------    COMPENSATION      COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR    SALARY ($)    BONUS($)         ($)         OPTIONS(#)(1)(2)
  ---------------------------     ----    ----------    ---------    ------------    ----------------
Randall C. Fowler...............  1998     225,000        16,700           --             95,000
  Chairman, President and         1997     200,000         2,933        9,600             50,000(3)
  Chief Executive Officer         1996     168,000            --           --             45,000
Harrison N. Walther.............  1998     187,681       173,432       26,551             85,000
  President and Chief Executive   1997     171,167       120,049           --             45,000(3)
  Officer of ANADAC, Inc.         1996     146,910       110,448           --             20,000
James P. Scullion...............  1998     190,000        11,400        8,000             95,000
  Executive Vice President        1997     165,000         1,600        6,000             50,000(3)
  and Chief Financial Officer     1996     126,000            --           --             45,000
Daniel F. Maase.................  1998     130,000        35,050           --             50,000
  Vice President of Bio-Imaging   1997     126,000        15,000           --             25,000(3)
  Division                        1996     126,000         5,000           --             25,000
Charles W. Richion(4)...........  1998     245,192            --           --             75,000
  Vice President,
  Corporate Development


---------------
(1) All figures in this column reflect options to purchase the Company's common stock.

(2) The Company repriced underwater stock options on April 28, 1998, which constituted a cancellation of the underwater option and the grant of a new option. If a stock option was granted earlier in fiscal year 1998 and then cancelled and reissued in connection with the repricing on April 28, 1998, the stock option is only counted once in the table under 1998.

(3) These stock options were cancelled in connection with the April 28, 1998 repricing and the reissued options are also included in the table under 1998.

(4) On June 30, 1998, Mr. Richion's employment with the Company terminated and Mr. Richion became a consultant to the Company. Mr. Richion has been nominated for election to the Company's Board of Directors. See Proposal 1.

1998 OPTION GRANTS TABLE

     The following table sets forth stock options granted to the executive officers identified in the Summary Compensation Table during the fiscal year 1998 under the Company's Equity Incentive Plan. Since inception, the Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL
                                            INDIVIDUAL                              REALIZABLE VALUE AT
                                            GRANTS % OF                               ASSUMED ANNUAL
                                           TOTAL OPTIONS                              RATES OF STOCK
                                            GRANTED TO      EXERCISE                PRICE APPRECIATION
                                           EMPLOYEES IN      PRICE                    FOR OPTIONS(1)
                           OPTIONS          FISCAL YEAR       PER      EXPIRATION   -------------------
          NAME            GRANTED(2)          1998(3)       SHARE(4)      DATE         5%        10%
          ----            ----------      ---------------   --------   ----------   --------   --------
Randall C. Fowler.......    20,000(5)           1%          $ 9.8750    10/30/07    124,207    314,764
                            20,000(6)           1%          $ 7.6250    10/30/07     90,066    225,081
                            50,000(6)           4%          $ 7.6250     7/26/06    188,924    455,645
                            25,000              2%          $ 7.6250     4/28/08    119,883    303,807
Harrison N. Walther.....    15,000(5)           1%          $ 9.8750    10/30/07     93,155    236,073
                            20,000(6)           1%          $ 7.6250    10/30/06     78,515    190,756
                            25,000(6)           2%          $ 7.6250     7/26/06     94,462    227,823
                            15,000(6)           1%          $ 7.6250    10/30/07     67,549    168,811
                            25,000              2%          $ 7.6250     4/28/08    119,883    303,807
James P. Scullion.......    20,000(5)           1%          $ 9.8750    10/30/07    124,207    314,764
                            20,000(6)           1%          $ 7.6250    10/30/07     90,066    225,081
                            50,000(6)           4%          $ 7.6250     7/26/06    188,924    455,645
                            25,000              2%          $ 7.6250     4/28/08    119,883    303,807
Daniel F. Maase.........    10,000(5)           1%          $ 9.8750    10/30/07     62,103    157,382
                            10,000(6)           1%          $ 7.6250    10/30/07     45,033    112,541
                            25,000(6)           2%          $ 7.6250     7/26/06     94,462    227,823
                            15,000              1%          $ 7.6250     4/28/08     71,930    182,284
Charles W. Richion......    15,000(5)(7)        1%          $10.1250     7/24/07     95,513    242,050
                            10,000(5)(7)        1%          $10.3750     9/23/07     65,248    165,351
                            25,000(5)(7)        2%          $ 9.6875     1/29/08    152,310    385,985
                            25,000(6)(7)        2%          $ 7.6250     1/29/08    116,293    292,701
                            10,000(6)(7)        1%          $ 7.6250     9/23/07     44,434    110,726
                            25,000(6)(7)        2%          $ 7.6250      2/6/07    101,991    249,681
                            15,000(6)(7)        1%          $ 7.6250     7/24/07     65,182    161,656

---------------
(1) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimated future stock price appreciation.

(2) Unless otherwise noted, options vest ratably over twenty-four months from the date of grant with acceleration of vesting of options if the Company achieves certain financial goals set by the Compensation Committee. Options that were repriced on April 28, 1998 continued with the same vesting schedule as the original options.

(3) The percentage is based on the total number of options granted to employees in fiscal year 1998. If a stock option was granted earlier in fiscal year 1998 and then cancelled and reissued in connection with the repricing on April 28, 1998, the stock option is only counted once in determining the number of options granted to employees in fiscal year 1998.

(4) Exercise price is the fair market value on the date of grant.

(5) This option was cancelled as part of the repricing on April 28, 1998.

(6) This option was issued as part of the repricing on April 28, 1998.

(7) Options vest over a period of less than twelve months.

1998 OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth stock options exercised by the executive officers identified in the Summary Compensation Table during fiscal year 1998, and the number and value of all unexercised options at fiscal year end. The value of "in-the-money" options refers to options having an exercise price, which is less than the market price of the Company's common stock on June 30, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                              VALUE OF
                                                                                             UNEXERCISED
                                                                             NUMBER OF      IN-THE-MONEY
                                                                            UNEXERCISED      OPTIONS AT
                                                                            OPTIONS AT       FISCAL YEAR
                                                                          FISCAL YEAR END      END(1)
                                             SHARES                       ---------------   -------------
                                           ACQUIRED ON       VALUE         EXERCISABLE/     EXERCISABLE/
                  NAME                     EXERCISE(#)   REALIZED($)(1)    UNEXERCISABLE    UNEXERCISABLE
                  ----                     -----------   --------------   ---------------   -------------
Randall C. Fowler........................        --              --        301,667/38,333     756,150/0
Harrison N. Walther......................    40,000         272,500         72,083/32,917           0/0
James P. Scullion........................    12,966          81,369        174,851/38,333     269,872/0
Daniel F. Maase..........................    43,366         311,510         76,076/32,292     154,676/0
Charles W. Richion.......................        --              --              75,000/0           0/0

---------------
(1) Value realized is determined by multiplying the exercised shares by the difference between the market close price on the date of exercise and the stated exercise price.

     The Company did not make any awards during the fiscal year ended June 30, 1998 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended for performance to occur over a period longer than one fiscal year.

AGREEMENTS WITH EXECUTIVE OFFICER

     As of June 30, 1998, Mr. Walther, a director of the Company and President and Chief Executive Officer of ANADAC, was indebted to ANADAC in the amount of $134,232 for premium payments made on his behalf for a split dollar life insurance policy. Such indebtedness is represented by non-interest-bearing notes, and will be paid with the proceeds from the policy or, in the event the policy is canceled or terminated, with the policy's cash surrender value. ANADAC will continue to make such premium payments as a loan to Mr. Walther in an amount equal to approximately $11,900 per year. Mr. Walther is also indebted to ANADAC in the principal amount of $16,854 for a loan made to Mr. Walther in July 1989. This loan bears interest at the rate of 7.5% per annum. Interest is payable monthly and principal is payable upon demand.

            REPORT OF THE BOARD OF DIRECTORS COMPENSATION COMMITTEE

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

     The Compensation Committee is responsible for establishing and administering the policies, which govern both annual compensation and stock ownership programs for the Chief Executive Officer and certain other executive officers. Each year, salaries are determined and awards are made, if warranted, under the Company's stock option plans.

     The Compensation Committee annually evaluates the Company's corporate performance, and its executive compensation and incentive programs compared with the industry and with a broader group of similar size companies. In determining the Chief Executive Officer's compensation for fiscal year 1998, the Compensation Committee considered the compensation paid by the Company's direct competitors, a group of similar size companies and the corporate performance for the Company for the fiscal year.

     The Company's compensation programs are designed to reward executives for long-term strategic management, to align the interests of the executive officers with the interests of the Company's shareholders and to attract and retain highly talented and productive executives, and are leveraged on the basis of performance in terms of both cash compensation and incentive plans, paying more with good performance and less when it is below standard.

     The principal components of executive compensation are base salary, performance bonuses and stock options.

     Base salary is based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The Compensation Committee annually evaluates the Company's corporate performance and conducts surveys of companies in the industry and of a broader group of similar size companies in order to determine whether the Company's executive base salaries are in a competitive range.

     Performance bonuses are linked directly to the profitability of the Company and specific performance objectives. These bonuses in particular emphasize the Compensation Committee's belief that, when the Company is successful, the executives should be highly compensated, but that, conversely, if the Company is not successful and is not profitable, no bonuses should be paid absent extraordinary circumstances. With respect to each officer, a cash bonus is based on a formula using Company profitability levels.

     The principal equity component of executive compensation is the stock option program. Stock options are generally granted when an executive joins the Company and on an annual basis thereafter. Options are occasionally granted for promotions or other special achievements. The initial option granted to the executive vests over a period of five years. The purpose of the annual option grant is to ensure that the executive always has options that vest in increments in the future. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management's objectives with the shareholders.

     During fiscal 1998, the Chief Executive Officer and the other executive officers received salary increases equivalent to the amount required to align them with comparable executives in similar industries, as well as, incentive stock options. Mr. Walther received performance bonuses pursuant to an incentive bonus agreement. Mr. Fowler, Mr. Scullion and Mr. Maase received performance bonuses during fiscal 1998.

     During fiscal 1999, the Compensation Committee will continue to carefully consider executive compensation in relation to the Company's performance compared to that of industry performance levels.

TEN-YEAR OPTION REPRICINGS

     The following table contains information about adjustments made by the Company in the last ten fiscal years to the exercise prices of outstanding options held by executive officers. All adjustments were done by cancellation of the original options and the grant of a new option with an exercise price equal to the fair market value of the common stock on the date of grant. The repricing did not change the expiration date, vesting or other terms of the repriced options. The options outstanding under the Company's 1994 Nonemployee Directors Stock Option Plan were not repriced.

                                                                                                         LENGTH OF
                                                NUMBER OF       MARKET                                   ORIGINAL
                                               SECURITIES      PRICE OF       EXERCISE       NEW        OPTION TERM
                                               UNDERLYING      STOCK AT        PRICE       EXERCISE      REMAINING
                                                 OPTIONS       TIME OF       AT TIME OF     PRICE         AT DATE
               NAME                   DATE     REPRICED($)   REPRICING($)   REPRICING($)     ($)       OF REPRICING
               ----                  -------   -----------   ------------   ------------   --------   ---------------
Randall C. Fowler..................  4/28/98     50,000         7.625         11.1250       7.625      8 yrs, 89 days
  Chairman, President and            4/28/98     20,000         7.625          9.8750       7.625     9 yrs, 185 days
  Chief Executive Officer
Harrison N. Walther................  4/28/98     20,000         7.625          7.8125       7.625     8 yrs, 185 days
  President and                      4/28/98     25,000         7.625         11.1250       7.625      8 yrs, 89 days
  Chief Executive Officer of         4/28/98     15,000         7.625          9.8750       7.625     9 yrs, 185 days
  ANADAC
James P. Scullion..................  4/28/98     50,000         7.625         11.1250       7.625      8 yrs, 89 days
  Executive Vice President           4/28/98     20,000         7.625          9.8750       7.625     9 yrs, 185 days
  and Chief Financial Officer
Daniel F. Maase....................  4/28/98     25,000         7.625         11.1250       7.625      8 yrs, 89 days
  Vice President of                  4/28/98     10,000         7.625          9.8750       7.625     9 yrs, 185 days
  Bio-Imaging Division
Charles W. Richion.................  4/28/98     15,000         7.625         10.1250       7.625      9 yrs, 87 days
  Vice President,                    4/28/98     25,000         7.625         10.1250       7.625     8 yrs, 284 days
  Corporate Development              4/28/98     10,000         7.625         10.3750       7.625     9 yrs, 148 days
                                     4/28/98     25,000         7.625          9.6875       7.625     9 yrs, 306 days
Gary L. Cauble.....................  4/28/98     25,000         7.625         10.2500       7.625     7 yrs, 125 days
  Vice President,                    4/28/98     15,000         7.625         11.1250       7.625      8 yrs, 89 days
  Manufacturing                      4/28/98     10,000         7.625          9.8750       7.625     9 yrs, 185 days
Alan Schallop......................  4/28/98     40,000         7.625          9.8750       7.625     9 yrs, 185 days
  Vice President,
  Worldwide Sales, Marketing and
  Customer Support

                                          COMPENSATION COMMITTEE

                                          Larry J. Wells
                                          Patrick H. Morton
                                          Randall Hawks, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Randall Hawks Jr., a member of the Compensation Committee of the Company's Board of Directors during fiscal year 1998, formerly was Executive Vice President of the Company from 1989 to November 1993 and was Vice President of Marketing from 1985 to 1989.

IDENTIX STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the common stock of the Company from July 1, 1993 to June 30, 1998 with cumulative total return on the Russell 2000 Index and a Peer Group (Printrak, Digital Biometrics, Inc. and National Registry Inc.) over the same period (assuming the investment of $100 in the Company's common stock and in the Index and the Peer Group on July 1, 1993, and reinvestment of all dividends).

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
                       IDENTIX, PEER GROUP, RUSSELL 2000
                     (PERFORMANCE RESULTS THROUGH 6/30/98)

                                                           PEER GROUP         RUSSELL 2000
                                      IDENTIX INC.            INDEX               INDEX
1993                                     100.00              100.00              100.00
1994                                     183.87               70.29              104.40
1995                                     325.81               67.83              125.36
1996                                     754.84               47.37              155.46
1997                                     574.19               24.01              180.84
1998                                     329.03               13.50              210.65

                              CERTAIN TRANSACTIONS

     At July 31, 1998, Ascom USA Inc. ("Ascom") owned approximately 20% of the outstanding common stock of the Company. The Company granted Ascom registration rights with respect to the common stock acquired from the Company and preemptive rights to participate in any offering of certain securities of the Company. Ascom's preemptive rights allow it to purchase a sufficient number of shares of common stock to preserve its ownership interest in the Company at a purchase price per share equal to the lower of (a) the weighted average price of the shares sold in the dilutive event or (b) the average closing price of the common stock for the 20 trading days immediately preceding the dilutive event. The presence of Ascom's registration and preemptive rights may adversely affect the terms on which the Company could obtain additional financing. On September 2, 1994, the Company entered into a Voting Trust Agreement (the "Agreement") with Ascom whereby Ascom deposited all of its shares of the Company's common stock held by Ascom (at July 31, 1998, 5,048,924) (the "Voting Stock") into a voting trust. The trustee of the voting trust is on the Company's Board of Directors and has voting control of the Voting Stock. The Voting Trust Agreement expires in 2004. In consideration for Ascom entering into the Agreement, the Company granted Ascom certain additional registration rights with respect to the Voting Stock, modified certain contractual transfer restrictions with respect to the Voting Stock, and granted Ascom price protections regarding certain sales of Voting Stock.


     Patrick H. Morton is a member of the Company's Board of Directors and presently owns 38% of Integrated Manufacturing Solutions, Inc., ("IMS") a manufacturer of integrated circuit boards, that provides manufacturing services to the Company. IMS billed the Company approximately $2,437,000 and $427,000 in fiscal 1998 and 1997, respectively. Amounts outstanding to IMS at June 30, 1998 were approximately $311,000. The Company did not do business with IMS prior to fiscal 1997.


                    PROPOSAL 2. REINCORPORATION IN DELAWARE

INTRODUCTION

     At the Annual Meeting, shareholders will be asked to approve a proposal to change the state of incorporation of the Company from California to Delaware. In the last two years, a number of major public corporations, including Hewlett-Packard Company and 3Com Corporation, have obtained approval of their shareholders to reincorporate from California to Delaware. The Board of Directors believes that likewise it is in the best interests of the Company and its shareholders to obtain the advantages offered by Delaware law.

     The proposal regarding reincorporation and certain differences between applicable California and Delaware laws are summarized below. The summary is not complete. It is qualified in its entirety by reference to: (a) the Agreement of Merger (the "Agreement") between the Company (sometimes referred to as the "California Company") and a newly-formed Delaware corporation named "Identix Incorporated" that is a wholly-owned subsidiary of the Company and that would become the new public company after the reincorporation (the "Delaware Company"); (b) the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate"); (c) the Bylaws of the Delaware Company (the "Delaware Bylaws"); (d) the Articles of Incorporation of the California Company (the "California Articles"); (e) the Bylaws of the California Company (the "California Bylaws"); (f) the Delaware General Corporation Law and related case law (the "Delaware Law") and (g) the California General Corporation Law and related case law (the "California Law"). The Agreement, the Delaware Certificate and the Delaware Bylaws are attached to this proxy statement as Appendices A, B and C, respectively. The California Articles and the California Bylaws are available for inspection at the principal office of the Company and will also be sent to shareholders on request at a nominal charge to cover costs. Requests should be directed to Identix Incorporated, 510 N. Pastoria Avenue, Sunnyvale, California 94086, telephone (408) 731-2000.

     If approved, the reincorporation will be accomplished by merging the California Company into the Delaware Company (the "Merger"). After the Merger, the Delaware Company will continue to operate the business of the Company under the name Identix Incorporated. The reincorporation will not result in any change in the business, management or personnel, fiscal year, financial condition or location of the headquarters or other facilities of the Company. The directors elected at the Annual Meeting will become the directors of the Delaware Company. The Delaware Company will continue all stock option plans of the California Company including the plans described in Proposals 3 and 5. Each option to purchase shares of the California Company's common stock under those plans will become an option to purchase the same number of shares of the Delaware Company's common stock at the same price and on the same terms and conditions as is presently the case. The Delaware Company will also continue all other employee benefit arrangements of the California Company without change. The Delaware Company will assume the employee stock purchase plans described in Proposal 4 if those plans are approved by the Company's shareholders.

     When the Merger becomes effective, each outstanding share of the California Company's common stock, no par value, will become one share of the Delaware Company's common stock, $.01 par value per share. Each stock certificate representing outstanding shares of the California Company's common stock will then represent a like number of shares of the Delaware Company's common stock. SHAREHOLDERS NEED NOT EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF THE DELAWARE COMPANY. However, shareholders may exchange their certificates if they wish. The common stock of the Company is listed for trading on the American Stock Exchange, and after the Merger the Delaware Company's common stock will continue to be traded on the American Stock Exchange under the same symbol ("IDX").

     Under the California Law, shareholders have the right to exercise so-called "dissenters' rights" in connection with certain mergers and to receive in cash the appraised fair value of their shares. However, the California Law does not grant dissenters' rights in connection with mergers such as the Merger.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

     Well-Established Principles of Corporate Governance. As the Company plans for the future, the Board of Directors and management believe it essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The Delaware Law includes numerous judicial precedents that address required and permitted conduct of corporations and their boards of directors. The California Law includes far fewer such precedents. The Company believes that shareholders will benefit from the well-established principles of the Delaware Law.

     Predictability, Flexibility and Responsiveness to Corporate Needs. Delaware has adopted comprehensive and flexible corporate laws which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. In addition, Delaware offers a system of specialized chancery courts to deal quickly and efficiently with corporate law questions. These courts have developed considerable expertise in dealing with corporate issues as well as a substantial and influential body of case law construing Delaware's corporate law. In addition, the Delaware Secretary of State is particularly flexible, expert and responsible in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major American corporations and Delaware Law and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that Delaware Law will provide greater efficiency, predictability and flexibility in the Company's legal affairs than is presently available under California Law.

     Increased Ability to Attract and Retain Qualified Directors. The Company seeks to continue to attract and retain the most capable individuals available to serve as its directors and officers. The Delaware Law permits corporations to limit the liability of directors and provide indemnification to its directors and officers to a somewhat greater degree than has traditionally been the case under California law. The Board of Directors thus believes that reincorporation can be a factor in attracting quality individuals to the Board and management, encouraging existing directors and officers to continue to serve in these capacities and freeing those persons to make corporate decisions on the merits rather than out of a desire to avoid personal liability. Although to date the Company has not experienced difficulty in attracting and retaining qualified directors and officers, personal liability is increasingly expressed as a concern. One reason is that, in November 1996, California's voters were asked to approve a law that could have expanded the liability and further limited the indemnification rights of directors and officers in connection with certain lawsuits based on securities laws (Proposition 211). Although voters rejected that proposal, it is possible that, in the future, California will enact laws that adversely affect the ability of corporations incorporated in that state to attract and retain quality directors and officers.

CERTAIN POSSIBLE DISADVANTAGES

     Despite the belief of the Board of Directors that the proposed reincorporation is in the best interests of the California Company and its shareholders, it should be noted that some commentators criticize the Delaware Law because it does not afford shareholders the same rights and protections as are available in, for example, California. The next section of this proxy statement discusses certain of those differences. In addition, the Delaware Certificate and the Delaware Bylaws contain certain provisions that the California Company could have adopted but has not adopted, which affect the relative rights and powers of shareholders and management, and shareholders' participation in corporate decision-making. These provisions are discussed in the next section of this proxy statement.

CERTAIN DIFFERENCES BETWEEN THE CHARTER DOCUMENTS AND APPLICABLE LAWS

     There are certain ways in which, by causing the Company to be governed by the Delaware Law, the Delaware Certificate and the Delaware Bylaws, reincorporation will alter the rights and powers of shareholders and management, and reduce shareholder participation in certain corporate decisions. In addition, the Delaware Company could implement additional changes in the future that further alter the rights and powers of stockholders and management. Some of those changes could be effected by amendments to the Delaware Certificate after stockholder approval. Others could be effected by amendments to the Delaware Bylaws without stockholder approval. To reflect the language difference found in the respective statutes of the two states, the following discussion uses the word "shareholder" with respect to California and "stockholder" with respect to Delaware.

     The following is a discussion of the principal changes that will be effected by reincorporating from California to Delaware.

     Shareholder Action by Written Consent. The Delaware Certificate provides that stockholders may act only at an annual or special meeting of stockholders and not by written consent. The California Law permits California corporations to include a similar provision in its articles of incorporation. However, the California Articles do not contain such a provision, and the California Bylaws specifically provide for shareholders to act by written consent. The elimination of the right of shareholders to act by written consent could make more difficult or discourage attempts to acquire control of the Company or wage a proxy contest.

     Special Shareholder Meetings. The Delaware Bylaws provide that special meetings of stockholders can be called only by the Board of Directors, the Chair of the Board or the President of the Delaware Company. The Delaware Bylaws also limit the business permitted to be conducted at special meetings of stockholders to matters which the Board of Directors brings before those meetings. Under the California Law and as set forth in the California Bylaws, a special meeting of shareholders may be called by a corporation's board of directors, the Chairman of the Board, its President or holders of stock entitled to cast not less than ten percent of the votes at a meeting (five percent under certain circumstances).

     Cumulative Voting. Cumulative voting enables less than half the shares that vote for directors to elect one or more (but not a majority of) directors. Under non-cumulative voting, a majority of the shares that vote elects all the directors. Both the Delaware Law and the California Law permit corporations like the Company to eliminate (or not to grant) rights to elect directors by cumulative voting. The California Bylaws provide for cumulative voting. Because the Delaware Certificate does not grant stockholders the right to elect directors by cumulative voting, stockholders will not have that right if the Company reincorporates in Delaware.

     Advance Notice Requirement for Shareholder Proposals and Director Nominations. There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Without a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date of the proxy statement released in connection with the previous year's annual meeting.

     The Delaware Bylaws provide that in order for director nominations or shareholder proposals to be properly brought before the meeting, the shareholder must have delivered timely notice to the Secretary of the Company. The California Bylaws do not include such an advance notice requirement. To be timely, under the Delaware Bylaws notice must be delivered not less than 120 days prior to the anniversary of the mailing date for the previous year's annual meeting. If no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days from the date contemplated at the time of the previous year's proxy statement, the Delaware Bylaws provide that notice must be given not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced.

     Business Combinations. The Delaware Law subjects to special stockholder approval requirements certain transactions involving a corporation and significant stockholders. The California Law also has provisions that address certain transactions with significant shareholders and with certain other parties as well.

     Under Section 203 of the Delaware Law ("Section 203"), certain "business combinations" with an "interested stockholder" are subject to a three-year moratorium unless specified conditions are met. The three-year period begins when the interested stockholder attains that status. With exceptions, an interested stockholder is a person or group that "owns" at least 15 percent of the corporation's outstanding voting stock or is affiliated with the corporation and owned at least 15 percent of such stock at any time within three years. A person is deemed to own shares, for this purpose, if that person beneficially owns the shares, has a right to acquire them, has a right to vote them (subject to exceptions) or is party to an agreement regarding their acquisition, holding, voting or disposition with the person that beneficially owns them. "Business combinations" include, among other transactions: (a) mergers with or caused by the interested stockholder; (b) certain sales or other dispositions of assets to the interested stockholder if the market value of the assets equals at least ten percent of the total market value of the corporation's consolidated assets or outstanding stock; (c) certain issuances of stock by the corporation to the interested stockholder; and (d) certain loans, advances, guarantees, pledges and other benefits extended to, or conferred upon, the interested stockholder.

     The three-year moratorium does not apply if: (a) before the stockholder became an interested stockholder, the board of directors approved the business combination or the transaction that caused the person to become an interested stockholder; (b) the interested stockholder owns 85 percent of the corporation's voting stock after completion of the transaction that caused the stockholder to become an interested stockholder (certain shares are excluded from this 85 percent calculation) or (c) at the time the person became an interested stockholder or after that time, the board approved the business combination and the combination is also approved by holders of 66 2/3 percent of the voting stock not owned by the interested stockholder. Although a Delaware corporation may elect not to be governed by Section 203, the Delaware Company does not intend to make that election. Accordingly, Section 203 will apply to the Delaware Company.

     The Company believes that Section 203 may have the effect of encouraging potential acquirers to negotiate with the Delaware Company's Board of Directors instead of launching a hostile acquisition attempt. Section 203 also has the effect of limiting the ability of potential acquirers to make a two-tiered bid for a Delaware corporation in which all stockholders would not be treated equally. Section 203 may deter potential unfriendly offers or other efforts to obtain control of the Delaware Company that are not approved by its Board of Directors. It could, therefore, deprive stockholders of opportunities to realize a premium on their stock.

     The California Law requires that holders of common stock receive common stock in a merger of a California corporation with the holder of more than 50 percent but less than 90 percent of such common stock, unless all the shareholders approve the merger or the California Department of Corporations approves the merger after a hearing as to fairness. This provision may have the effect of making a cash-out merger by a majority shareholder more difficult to accomplish and deterring a tender offer that would precede such a merger.

     The California Law also provides that, with exceptions, when a tender offer or a proposal for a reorganization or sale of assets is made by an "interested party" (in general, a controlling or managing party of the target corporation), a fairness opinion regarding the consideration to be paid to shareholders must be delivered to the shareholders. Furthermore, if a tender for shares or vote is sought pursuant to an interested party's proposal and another party makes a later proposal at least ten days before the date of acceptance of the interested party's tender or proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent, proxy or tendered shares. The Delaware Law has no comparable provision.

     Liability of Directors. The California Articles provide for the elimination of personal monetary liability of directors to the fullest extent permitted by the California Law. The Delaware Certificate provides for the elimination of personal monetary liability of directors to the fullest extent permitted by the Delaware Law.

     The Delaware Law may permit somewhat broader elimination of such liability than the California Law permits. The Delaware Law permits the elimination of personal monetary liability of a director to the corporation or its stockholders for breaches of the director's fiduciary duty, other than for: (a) breaches of the director's duty of loyalty; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) unlawful dividends or stock repurchases and (d) transactions from which the director derived an improper personal benefit. The California Law permits the elimination of personal monetary liability of a director in actions brought by or in right of the corporation for breaches of the director's duties to the corporation and its shareholders, other than for (among other things): (a) acts or omissions that involve intentional misconduct or a knowing or culpable violation of law;
(b) acts or omissions the director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith; (c) transactions from which the director derived an improper personal benefit; (d) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing the director's duties, of a risk of serious injury to the corporation or its shareholders; and (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duties to the corporation or its shareholders.

     Indemnification. California and Delaware both permit corporations to indemnify their officers, directors, employees and other agents under certain circumstances. While the indemnification provisions of the California Law and the Delaware Law are similar, they differ in certain respects.

     The California Law permits indemnification for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with third party actions (i.e., actions not brought by the corporation or derivatively on behalf of the corporation) if the person to be indemnified acted in good faith and in a manner that person reasonably believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action. The Delaware Law permits such indemnification if the person to be indemnified is determined to have acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. The Delaware Law therefore appears to permit indemnification even though the indemnified person is unable to demonstrate that his or her conduct was reasonably believed to be in the best interests of the corporation.

     Both the California Law and the Delaware Law also permit indemnification for expenses (but not judgments, fines, settlements or other amounts) actually and reasonably incurred in actions brought directly by the corporation or derivatively on the corporation's behalf. However, no such indemnification is permitted if the person is adjudged liable to the corporation in the performance of that person's duties to the corporation and its shareholders, unless and to the extent a court determines that indemnification is appropriate.

     The California Law further provides that the corporation cannot indemnify amounts paid in settling or otherwise disposing of such an action without court approval or for expenses incurred in defending such an action which is settled or otherwise disposed of without court approval. The Delaware Law allows indemnification of such amounts paid and expenses incurred in connection with direct or derivative actions that are settled or otherwise disposed of without court approval.

     The California Law requires indemnification against expenses actually and reasonably incurred in direct, derivative and third party actions when the individual has successfully defended the action on the merits. The Delaware Law requires such indemnification in connection with a successful defense on the merits or otherwise. Accordingly, the Delaware Law requires indemnification where the individual prevails for "technical" reasons such as the bar of an applicable statute of limitations.

     The California Law permits corporations to include in their articles of incorporation a provision that extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. Similarly, the Delaware Law states that the indemnification provided by statute is not exclusive of any other indemnification rights under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. This feature of the Delaware Law is potentially broader than the California provision, because the California provision states that any such "excess" indemnification cannot extend to conduct from which directors may not be exonerated by a provision in the articles of incorporation. The Delaware provision does not contain a similar requirement. Both the California Articles and the California Bylaws, as well as the Delaware Certificate, provide for "excess" indemnification.

     There has never been, nor is there any pending or, to the Company's knowledge, threatened litigation or other proceeding involving any of its directors in which the rights of the Company or its shareholders would have been or would be affected if the Company were already a Delaware corporation as set forth in this reincorporation proposal. In considering the reincorporation proposal, the Board recognized that the individual directors have a personal interest in obtaining the benefits of the Delaware Law and that the expense to the Company might be greater after reincorporation to the extent any director or officer is indemnified in circumstances where indemnification would not be available under the California Law. The Board believes, however, that the overall effect of reincorporation is to provide a legal environment that enhances the Company's ability to continue to attract and retain high quality directors and officers.

     Single Class of Directors. The California Company has a single class of directors and the Delaware Company will have a single class of directors. That means that shareholders vote to elect all the directors each year. By contrast, under a "classified" or "staggered" board, directors are divided into classes and shareholders vote for the members of only one class at each annual shareholder meeting. One possible effect of a classified board is that dissident shareholders cannot as easily or quickly acquire control of the board. Classified boards are permitted under both the California Law and the Delaware Law; however under the California Law if a board is divided into two classes the authorized number of directors must be at least six, and if the board is divided into three classes the authorized number of directors must be at least nine. The Delaware Law has no similar requirement.

     Removal of Directors. Under the California Law, any director or the entire board may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. However, for corporations like the California Company that permit cumulative voting, no director may be removed (unless the entire board is removed) if the number of votes cast against removal would be sufficient to elect the director under cumulative voting.

     Under the Delaware Law, a director of a corporation that does not have a classified board may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors, subject to limitations for corporations that permit cumulative voting. A director of a corporation that has a classified board can be removed only for cause, unless its certificate of incorporation provides otherwise. As mentioned, the Delaware Company will not have a classified board. The Delaware Bylaws provide that directors may be removed, with or without cause, at an annual meeting or a special meeting of stockholders called for that purpose. Therefore, after reincorporation, stockholders of the Delaware Company will still be entitled to remove directors without cause. However, minority stockholders who in some cases could have blocked removal will no longer have that ability, because the Delaware Company will not have cumulative voting.

     Filling Board Vacancies. Under the California Law, shareholders may fill any vacancy on the board not otherwise filled by the board. Unless the articles or bylaws provide otherwise, the board may fill any vacancy other than one caused by removal of a director. A vacancy created by removal may be filled only by the shareholders, unless the corporation's articles of incorporation or bylaws also authorize the board to fill such vacancies. The California Bylaws do not permit the Board to fill such vacancies. Under the Delaware Law, vacancies and newly-created directorships may be filled by a majority of the directors then in office or by the stockholders, unless otherwise provided in the certificate of incorporation or bylaws. Neither the Delaware Certificate nor the Delaware Bylaws restrict the ability of the Delaware Company's stockholders to fill board vacancies.

     Size of the Board. The California Articles establish a range of five through nine authorized directors for the California Company and specify that the exact number of directors will be fixed from time to time by a bylaw adopted by the Board or the shareholders. The Board has fixed the number of directors for the California Company at seven. The Delaware Bylaws also establish a range of five through nine authorized directors, with the exact number to be determined by board resolution. The Delaware Certificate provides that the exact number of directors shall be fixed from time to time exclusively by the Board of Directors. The initial fixed number of authorized directors for the Delaware Company will also be seven.

     Amendment of Certificate or Articles of Incorporation. Under both the Delaware Law and the California Law, a corporation's certificate or articles of incorporation may be amended only if the amendment is approved by the board and by holders of a majority of its outstanding voting shares.

     Amendment of Bylaws. The bylaws of a California corporation may be amended by shareholders holding a majority of the outstanding voting shares or by the board. However, if the number or range of directors is specified in the bylaws, that provision can only be changed with shareholder approval. Shareholders of a California corporation can adopt a bylaw limiting the power of the board to amend the bylaws. Under the Delaware Law, the bylaws may be amended only by the stockholders, unless the corporation's certificate of incorporation also confers that power on the board. The Delaware Certificate authorizes the Delaware Company's Board of Directors to amend the Delaware Bylaws. Accordingly, the Board of the Delaware Company will have the ability to change the range of the number of directors without stockholder approval. The Board of the California Company does not have that ability.

     Rights of Dissenting Shareholders. Under both the California Law and the Delaware Law, a shareholder of a corporation that participates in certain major transactions may receive cash equal to the fair value (Delaware) or fair market value (California) of the shareholder's stock in lieu of the consideration the shareholder would have received in the transaction, if the shareholder follows certain procedures. The California Law and the Delaware Law differ with respect to the circumstances under which such dissenters' rights are available. The Delaware Law does not require dissenters' rights with respect to: (a) a sale of assets; (b) a merger if the shares of the corporation are, for example, traded on the American Stock Exchange as the Company's are or (c) a merger in which the corporation survives and no vote of its stockholders is required to approve the merger. The California Law affords dissenters' rights in certain sale-of-assets transactions. In addition, the California exceptions for dissenters' rights in mergers are somewhat different than Delaware's. Dissenters' rights are available for certain (not all) mergers involving California corporations whose shares are traded on the American Stock Exchange.

     Dividends and Stock Repurchases. Both the California Law and the Delaware Law impose limitations on a corporation's ability to pay dividends or make other distributions to shareholders or redeem their stock. These laws are intended to protect creditors. Under the California Law, such distributions generally are limited either to retained earnings or to an amount that would leave the corporation with tangible assets equal in value to at least 125 percent of its liabilities and with current assets at least equal in value to its current liabilities (or 125 percent of its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than its average interest expense for those years). In general, the Delaware

Law permits distributions and stock repurchases out of surplus or, in the case of a dividend, if there is no surplus, out of net profits for the current and preceding fiscal years.

     Certain Loans. The California Law requires that any loan or guaranty by the corporation to or for a director or officer must be approved by shareholders, unless extended or granted under a plan approved by shareholders. Shareholders may also approve a bylaw authorizing the corporation's board of directors to approve loans or guaranties to or for officers (including officers who are also directors), if the board determines that the loan or guaranty may reasonably be expected to benefit the corporation. The California Bylaws contain such a provision. Under the Delaware Law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees (including any officer or other employee who is also a director) when, in the board's judgment, such action may reasonably be expected to benefit the corporation.

     Inspection of Shareholder List. Both the California Law and the Delaware Law allow any shareholder to inspect the shareholder list for a purpose reasonably related to the shareholder's interest as a shareholder. In addition, the California Law grants an absolute right to inspect and copy the shareholder list to holders of at least five percent of a corporation's voting shares and holders of at least one percent of such shares who filed a "Schedule 14B" with the Securities and Exchange Commission relating to the election of directors. The Delaware Law does not provide an absolute right of inspection. Lack of access to shareholder records, even though unrelated to a shareholder's interest as a shareholder, could result in impairment of the shareholder's ability to coordinate support for or opposition to proposals.

     Shareholder Votes on Certain Transactions and Events. Both California and Delaware law generally require that holders of at least a majority of the outstanding voting shares of corporations that are merging approve the merger. As set forth above, the Delaware Law contains a supermajority stockholder voting requirement (66 2/3 percent of the voting stock not owned by the "interested stockholder") for certain "business combinations" including mergers involving "interested stockholders".

     The Delaware Law does not require a vote by stockholders of a surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the corporation's existing certificate of incorporation; (b) each share of the surviving corporation outstanding before the merger is unchanged in the merger; and (c) the number of shares issued by the surviving corporation in the merger does not exceed 20 percent of the shares outstanding immediately before the merger. The California Law contains a similar exception from the shareholder approval requirement for reorganizations where the shareholders immediately before the reorganization will own equity securities immediately after the reorganization constituting more than five-sixths of the voting power of the surviving or acquiring corporation. Both the California Law and the Delaware Law also require that a sale of all or substantially all of the corporation's assets be approved by a majority of the corporation's voting shares, and the supermajority stockholder voting requirement of Section 203 of the Delaware Law applies to certain sales of assets by the Delaware Company to an "interested stockholder".

     With certain exceptions, the California Law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of outstanding shares. The Delaware Law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares.

     Interested Director Transactions. Under the California Law, contracts and other transactions in which one or more of a corporation's directors have a material financial interest are not void or voidable because of that interest if certain conditions are met. Under the Delaware Law, contracts and other transactions in which one or more of a corporation's directors or officers have a financial interest are not void or voidable because of that interest if certain conditions are met. With exceptions, those conditions are similar under California and Delaware law. Under both laws: (a) either the shareholders or the board must approve any such contract or transaction after disclosure of the material facts and, in the case of board approval, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, the California Law places the burden of proof on the interested director. Under the California Law, if shareholder approval is sought, the interested director is not entitled to vote the director's shares with respect to the contract or transaction. Also under the California Law, if board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors without counting the vote of the interested directors. However, interested directors may be counted for purposes of establishing a quorum. Under the Delaware Law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors even if less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving directors of the Company.

     Voting by Ballot. The California Law provides that the election of directors may proceed in the manner set forth in a corporation's bylaws. The California Bylaws provide for the election of directors by voice vote or by ballot, unless before the voting begins for the election of directors a shareholder demands voting by ballot, in which case such vote shall be by ballot. Under the Delaware Law, the right to vote by ballot may be restricted if so provided in the certificate of incorporation. The Delaware Certificate provides that election of directors need not be by written ballot unless the bylaws so provide. The Delaware Bylaws do not require election of directors to be by ballot. Stockholders of the Delaware Company will therefore not be entitled to demand election by written ballot. It may be more difficult for a stockholder to contest the outcome of a vote that has not been conducted by written ballot.

     Shareholder Derivative Suits. The California Law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction to which the action relates if certain tests are met. In general, under the Delaware Law a shareholder may only bring a derivative action if the shareholder was such at the time of the transaction. The California Law also provides that the corporation or defendant in a derivative suit may seek a court order requiring that the plaintiff shareholder furnish a bond for security. The Delaware Law does not have such a feature.

     Dissolution. Under the California Law, holders of shares having 50 percent or more of the corporation's total voting power may authorize a corporation's dissolution without board approval. That right may not be modified by the articles of incorporation. Under the Delaware Law, unless the board approves the dissolution, the dissolution must be approved by holders of shares having 100 percent of the corporation's voting power.

     Application of California Law After Reincorporation. Under Section 2115 of the California Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, prohibition of classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters' and appraisal rights and inspection of corporate records.

     Exemptions from Section 2115 are provided for corporations whose shares are listed on a major national securities exchange such as the American Stock Exchange. After the proposed reincorporation, the common stock of the Delaware Company will be traded on the American Stock Exchange and, accordingly, the Delaware Company will be exempt from Section 2115.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The Company has received an opinion of counsel that, for federal income tax purposes, no gain or loss will be recognized by shareholders as a result of the reincorporation. In addition, counsel has opined that each holder of the California Company's shares should have the same basis in the stock of the Delaware Company received in the reincorporation as that holder had in that holder's shares of the California Company just before the reincorporation. Moreover, such person's holding period with respect to that stock of the Delaware Company should include the period during which the holder held the corresponding shares of the California Company, assuming the latter were held as capital assets at the time of the reincorporation. Shareholders should consult their own tax advisors as to any effect of the reincorporation on them under state, local or foreign income tax laws.

     The Company has also received an opinion of counsel that the Company will not recognize any gain or loss for federal income tax purposes as a result of the reincorporation, and that the Delaware Company will succeed, without adjustment, to the federal income tax attributes of the California Company.

PROPOSAL

     APPROVAL OF THE PROPOSED REINCORPORATION BY SHAREHOLDERS WILL CONSTITUTE APPROVAL OF THE AGREEMENT, THE MERGER, THE DELAWARE CERTIFICATE, THE DELAWARE BYLAWS AND THE ASSUMPTION BY THE DELAWARE COMPANY OF THE CALIFORNIA COMPANY'S EMPLOYEE BENEFIT PLANS AND STOCK OPTION AND PURCHASE PLANS.

     In accordance with California Law, the affirmative vote of a majority of the outstanding shares of common stock is required for approval of the reincorporation proposal. The Company expects to complete the Merger promptly if and after shareholders grant that approval.

BOARD RECOMMENDATION

     The Board recommends a vote "FOR" approval of the reincorporation proposal.

 PROPOSAL 3. APPROVAL OF AMENDMENT TO THE IDENTIX INCORPORATED EQUITY INCENTIVE
                                      PLAN

DESCRIPTION OF THE PROPOSAL

     The Board has approved, subject to shareholder approval, an amendment to the Identix Incorporated Equity Incentive Plan (the "Incentive Plan") to increase the number of shares available for issuance under the Incentive Plan by 1,250,000 shares to a total of 3,000,000 shares. Currently, the Incentive Plan provides that a total of 1,750,000 shares of common stock may be issued thereunder. As of July 31, 1998, there were 49,800 shares that were currently unreserved and available for option grants under the Incentive Plan. The Company believes the proposed increase in the number of shares available for grant is necessary in order to ensure that there will be a sufficient reserve of shares to permit the grant of further options to existing and new employees of and consultants to the Company.

     The following table shows the number of shares covered by options awarded to the executive officers and the identified groups under the Incentive Plan in fiscal 1998. All options were granted at fair market value as of the date of grant.

                                                                 NUMBER
                    NUMBER AND POSITION                       OF SHARES (1)
                    -------------------                       -------------
Randall C. Fowler...........................................      95,000
  Chairman, President and Chief Executive Officer
Harrison N. Walther.........................................      85,000
  President and Chief Executive Officer of ANADAC, Inc.
James P. Scullion...........................................      95,000
  Executive Vice President and Chief Financial Officer
Daniel F. Maase.............................................      50,000
  Vice President of Bio-Imaging Division
Charles W. Richion..........................................      75,000
  Vice President, Corporate Development
All executive officers as a group...........................     495,000
All directors who are not executive officers as a group.....         -0-
All employees and consultants (other than executive
  officers) as a group......................................     777,333

---------------
(1) The Company repriced underwater stock options on April 28, 1998, which constituted a cancellation of the underwater option and the grant of a new option. If a stock option was granted earlier in fiscal year 1998 and then cancelled and reissued in connection with the repricing on April 28, 1998, the stock option is only counted once in this table.

DESCRIPTION OF THE INCENTIVE PLAN

     The Incentive Plan is intended to strengthen the Company by providing selected eligible key employees of, and consultants to, the Company an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them. Administration of the Incentive Plan may either be by the Board or a Committee of the Board (in either case, the "Committee"). The Committee may select key employees, including executive officers, or consultants to receive awards under the Incentive Plan and has broad discretion to determine the amount and type of awards and terms and conditions of the awards. However, the Committee may not grant, in any one fiscal year, awards covering more than 200,000 shares of common stock to any executive officer whose compensation is required to be disclosed under Item 402 of Regulation S-K. Individual grants will generally be based on a person's present and potential contribution to the Company. As of June 30, 1998, the Company had approximately 398 employees and consultants eligible to participate in the Incentive Plan. Since the grant of awards is based upon a determination made by the Committee after a consideration of various factors, the Company currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals.

     Awards may be granted in the form of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), NQOs (each ISO or NQO, an "Option," and collectively, "Options"), restricted stock ("Restricted Stock"), stock purchase rights ("Stock Purchase Rights") or performance shares ("Performance Shares"). Any award may be granted either alone or in addition to other awards granted under the Incentive Plan. The Committee may condition the grant of the award upon the attainment of specified Company, group or division performance goals or other criteria, which need not be the same for all participants. No award may be granted under the Incentive Plan on or after July 5, 2005, but outstanding awards may extend beyond that date.

     Options. Options granted under the Incentive Plan may be ISOs or NQOs. The exercise price of ISOs may not be less than the fair market value of the shares subject to the Option on the date of grant. The exercise price of NQOs must be at least 85 percent of the fair market value of the shares subject to the Option on the date of grant. The term of any ISO granted under the plan may not exceed ten years and the term of any NQO may not exceed fifteen years. Certain other limitations are also applicable to ISOs in order to take advantage of the favorable tax treatment that may be available for ISOs.

     Restricted Stock. Restricted Stock awards consist of non-transferable shares of common stock of the Company. The Committee may provide for the lapse of the transfer restrictions over a period of not more than ten years or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

     Stock Purchase Rights. Stock Purchase Rights consist of a grant to purchase common stock at a purchase price of not less than 85 percent of the fair market value of the common stock on the grant date. Stock Purchase Rights are generally exercisable for a period of up to 30 days after the grant date.

     Performance Shares. Performance Shares are shares of common stock issuable upon the attainment of performance criteria. At the time of a grant, the Committee will determine the number of shares of common stock to be awarded at the end of the performance period if and to the extent that the specified performance targets are met. The consideration payable by a participant with respect to a Performance Share award will be determined by the Committee but may not exceed 50 percent of the fair market value of the common stock on the date of grant. The Committee will determine the performance period, the performance objectives to be used in granting the awards and the extent to which awards have been earned. Performance periods may overlap, and participants may be awarded Performance Shares having different performance criteria. Performance Share awards may be payable in cash or stock, at the discretion of the Committee, and may bear interest or earn dividends.

     The consideration payable for, upon exercise of, or for tax payable in connection with, an award may be paid in cash, by promissory note of the participant or by delivery of other property, including securities of the Company, as authorized by the Committee. The Company generally will not receive any consideration upon the grant of any awards, although the Incentive Plan provides that consideration may be payable with respect to the grant of Performance Shares. Awards generally may be exercised at any time within three months after a participant's employment by, or consulting relationship with, the Company terminates (but, only to the extent exercisable or payable at the time of termination). If termination is due to the participant's death, retirement or disability, the award may be exercised for two years thereafter. Shares issued under an award may be subject to a right of repurchase by the Company. No award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

     The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the Incentive Plan.

     The Board may amend, alter or discontinue the Incentive Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, to the extent required for the Incentive Plan to satisfy the conditions of Rule 16b-3 under the Exchange Act or, with respect to provisions solely as they relate to ISOs, to the extent required for the Incentive Plan to comply with
Section 422 of the Code, the shareholders of the Company must approve any amendment, alteration or discontinuance of the Incentive Plan that would (i) increase the total number of shares reserved under the Incentive Plan, (ii) change the minimum price terms for Option exercise, (iii) change the class of employees and consultants eligible to participate in the Incentive Plan, (iv) extend the maximum option exercise period, or (v) materially increase the benefits accruing to participants under the Incentive Plan.

     The Incentive Plan constitutes an unfunded plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations under the Incentive Plan to deliver stock or make payments.

     In the event of a "change in control" of the Company, as defined in the Incentive Plan, the Board may, subject to certain limitations, accelerate the vesting provisions of awards or may cash out the awards. A

"change in control" is defined to include the acquisition of 20 percent or more of the voting power of the Company's outstanding stock, a proxy solicitation for one or more directors without support of the then current Board, a dissolution or liquidation of the Company and certain asset sales, mergers or reorganizations or other changes in ownership of the Company's assets or stock. The Board has passed a resolution accelerating the vesting of stock options for certain changes of control.

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

     INCENTIVE STOCK OPTIONS

     Awards; Exercise. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). The recipient of an Option (the "Optionee") does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the "Option Spread") is includable in the Optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, certain limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

     Sale of Option Shares. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to the Company should be taxable as long term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss but will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

     Exercise With Stock. If an Optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously-owned stock is used to exercise an ISO.

     Withholding Taxes. The present position of the Internal Revenue Service ("IRS") appears to be that income and employment withholding taxes are not imposed upon the exercise of an ISO or the sale of ISO shares, including a Disqualifying Disposition. The IRS is studying this position and may change it at any time, possibly with retroactive effect.

     NONQUALIFIED STOCK OPTIONS

     Award; Exercise. An Optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee's tax basis in the shares will be the share's fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date.

     The amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

     Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss but will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

     Exercise with Stock. If an Optionee tenders common stock (other than statutory option stock -- see above) to pay all or part of the exercise price of a NQO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

     If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

     RESTRICTED STOCK

     Upon receipt of Restricted Stock, a recipient generally has taxable income in the amount of the excess of the then fair market value of the common stock over any consideration paid for the common stock (the "spread"). However, if the common stock is subject to a "substantial risk of forfeiture" (described under "Incentive Stock Options," above) and the recipient does not make a Section 83(b) Election, the recipient will have taxable income upon lapse of the risk of forfeiture, rather than at receipt, in an amount equal to the spread on the date of lapse. The taxable income constitutes supplemental wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. Supplemental wages are subject to federal income tax withholding at a rate of 28 percent. The consequences upon sale or disposition of Restricted Stock generally are the same as for common stock acquired under a NQO (see above).

     PERFORMANCE SHARES

     Depending on the exact terms of an award of Performance Shares, the Award could be treated for tax purposes in the same manner as a Restricted Stock Award, i.e., as transfer of property subject to restrictions, or as a transfer which takes place only when the terms of the award are satisfied.

     STOCK PURCHASE RIGHTS

     The tax treatment of Stock Purchase Rights is identical to that of NQOs, as described above.

     SPECIAL FEDERAL INCOME TAX CONSIDERATION DUE TO SHORT SWING PROFIT RULE

     The potential liability of a person subject to Section 16 of the Exchange Act to repay short-swing profits from the resale of shares acquired under a Company plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under a Company plan should consider whether to file a Section 83(b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date that they are deemed to acquire shares for federal income tax purposes.

PROPOSAL

     Shareholders are being asked to approve the amendment to the Incentive Plan. The affirmative vote of the holders of a majority of the outstanding shares of the common stock of the Company represented and voting at the Annual Meeting is required to adopt the amendment to the Incentive Plan.

BOARD RECOMMENDATION

     The Board recommends a vote "FOR" approval of the proposal.

             PROPOSAL 4. APPROVAL OF EMPLOYEE STOCK PURCHASE PLANS

BACKGROUND


     The Board has approved, subject to shareholder approval, the Identix Incorporated Employee Stock Purchase Plan and the Identix Incorporated Foreign Subsidiary Stock Purchase Plan (the "Employee Stock Purchase Plans"), covering an aggregate of 500,000 shares issuable under the two plans. Management expects these shares to be sufficient for all stock purchases under these plans for approximately two years. No shares have been issued to date under these plans. The Employee Stock Purchase Plans permit United States employees and employees of certain domestic and foreign subsidiaries to purchase the Company's common stock at a discounted price. These plans are designed to encourage and assist a broad spectrum of employees of the Company and participating subsidiaries to acquire an equity interest in the Company through the purchase of common stock. They are also intended to provide to United States employees participating in the plan the tax benefits available under Section 421 of the Internal Revenue Code.


DESCRIPTION OF PLANS

     All employees, including executive officers and directors who are employees, customarily employed more than 20 hours per week and more than five months per year by the Company or a participating subsidiary are eligible to participate in these plans as of the first quarterly enrollment date following employment. However, employees who hold, directly or through options, five percent or more of the stock of the Company are not eligible to participate. Participants may elect to make contributions up to a maximum of 15% of base earnings. Following shareholder approval of the Employee Stock Purchase Plans, the first enrollment date shall be January 4, 1999. Thereafter, enrollment dates will be on the first business day of July and January. On June 30, 1999 and thereafter on the last trading date of each December and June, the Company applies the funds then in each participant's account to the purchase of shares. The cost of each share purchased is 85% of the lower of the closing prices for common stock on: (i) the first trading day in the enrollment period in which the purchase is made; and (ii) the purchase date. The length of the enrollment period may not exceed a maximum of 24 months. The Board has limited the maximum number of shares that may be purchased by a participant during any enrollment period, and no participant's right to acquire shares may accrue at a rate exceeding $25,000 of fair market value of common stock (determined as of the first trading day in an enrollment period) in any calendar year.

     The Board of Directors may administer these plans or the Board may delegate its authority to a committee of directors (the "Administrator") and may delegate routine matters to management. The Board of Directors may amend or terminate these plans at any time and may provide for an adjustment in the purchase price and the number and kind of securities available under the plan in the event of a reorganization, recapitalization, stock split, or other similar event. However, amendments that would increase the number of shares reserved for purchase, or would otherwise require shareholder approval in order to comply with certain federal securities regulations, require stockholder approval. Shares available under these plans may be either outstanding shares repurchased by the Company or newly issued shares.


     Approximately 398 employees of the Company are eligible to participate in the Employee Stock Purchase Plans. Since the number of shares purchased under the Employee Stock Purchase Plans by an employee and the purchase price thereof are determined by the level of voluntary contribution by such employee and the market price of the shares in effect from time to time, the Company currently cannot determine the number of shares that may be purchased in the future by any eligible individual or group of individuals or the purchase price thereof.


FEDERAL INCOME TAX CONSEQUENCES

     In general, participants who are citizens or residents of the United States ("U.S. Participants") will not have taxable income or loss under these plans until they sell or otherwise dispose of shares acquired under these plans (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased; and (ii) one year following purchase, a U.S. Participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the enrollment period (but not in excess of the gain on the sale). Any additional gain from the sale will be long-term capital gain. The Company is not entitled to an income tax deduction if the holding periods are satisfied.

     If the shares are disposed of before the expiration of both of the foregoing holding periods (a "disqualifying disposition"), a U.S. Participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. In addition, the U.S. Participant will have taxable capital gain (or loss) measured by the difference between the sale price and the U.S. Participant's purchase price plus the amount of ordinary income recognized, which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by a U.S. Participant in a disqualifying disposition.

     Special rules apply to U.S. Participants who are directors or officers. The consequences to non-U.S. Participants are governed by foreign laws, which typically do not offer the same tax advantages as United States law.

PROPOSAL

     At the annual meeting, the Company's stockholders will be asked to approve both Employee Stock Purchase Plans. Approval of the Employee Stock Purchase Plans requires the affirmative vote of a majority of the votes cast at a duly held shareholders meeting at which a quorum of the voting power is represented.

RECOMMENDATION

     The Board recommends a vote "FOR" approval of the proposal.

         PROPOSAL 5. APPROVAL OF AMENDMENTS TO THE IDENTIX INCORPORATED
                    NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

DESCRIPTION OF THE PROPOSAL

     The Board has approved, subject to shareholder approval, the following amendments to the Identix Incorporated Nonemployee Directors Stock Option Plan (the "Directors Plan"): (i) an amendment to increase the total number of shares reserved for issuance under the Directors Plan by 160,000 from 250,000 to 410,000; and (ii) amendments to increase the number of shares covered by an option grant made to a nonemployee director upon initial election to the Board from 10,000 to 20,000 shares (or from 5,000 to 10,000 in case more than six months have elapsed since the date of the last annual shareholders meeting at the time of such election) and to increase the number of shares covered by the annual option grant made to a nonemployee director from 10,000 to 20,000 shares. The new grant levels described in the preceding sentence, if approved by the shareholders of the Company, will be effective as of the date of the Annual Meeting.

     Currently, the Directors Plan provides that a total of 250,000 shares of common stock may be issued thereunder upon exercise of NQOs granted under the Directors Plan. As of July 31, 1998, there were 40,000 shares that were currently unreserved and available for grant under the Directors Plan. The Company believes that the proposed increase in the number of shares available for grant is necessary to ensure that there will be a sufficient reserve of shares to permit the grant of further options to nonemployee directors for the next two years. The Company believes that the increase in the number of shares covered by option grants under the Directors Plan is necessary in order to continue to attract, motivate and retain high caliber Board members.

     The following table shows the number of number of shares covered by options granted to the identified groups under the Directors Plan in fiscal year 1998. All options were granted at fair market value as of the date of grant.

                                                               NUMBER
                                                              OF SHARES
                                                              ---------
All executive officers as a group...........................        0
All directors who are not executive officers as a group.....   50,000
All employees (other than executive officers) as a group....        0

DESCRIPTION OF THE DIRECTORS PLAN

     Only nonemployee directors of the Company are eligible to participate in the Directors Plan. The Directors Plan is designed to work automatically. However, to the extent administration is necessary, it is provided by the Board or the Board may delegate its authority to a committee of the Board. Option grants to nonemployee directors are made on a formula basis and not on a discretionary basis. The Directors Plan provided for grant to each director who was not, and had not been in the preceding twelve months, an officer or an employee of the Company an NQO to purchase 20,000 shares of common stock on the date of initial adoption of the Directors Plan in 1995. The Directors Plan, as currently in effect, further provides that when a person who is not, and has not been in the preceding twelve months, an officer or an employee of the Company is elected or appointed a member of the Board, the Company will grant that person on the effective date of such election or appointment (i) an NQO to purchase 10,000 shares of common stock if less than six months have elapsed since the last annual meeting of shareholders or (ii) an NQO to purchase 5,000 shares of common stock if at least six months have elapsed since the last annual meeting of shareholders (in either case, an "Initial Grant"). The Directors Plan, as currently in effect, further provides that on the first meeting of the Board immediately following the annual meeting of shareholders of the Company (even if held on the same day as the meeting of shareholders), commencing with the annual meeting of shareholders held in 1996, the Company will grant to each nonemployee director then in office an NQO to purchase an additional

10,000 shares of common stock (an "Annual Grant"). If the amendments to the Directors Plan proposed hereby are approved by the Company's shareholders, effective on the date of the Annual Meeting, the Initial Grant level shall be increased from 10,000 to 20,000 shares (or from 5,000 to 10,000 if more than six months have elapsed since the last annual meeting of shareholders) and the Annual Grant level shall be increased from 10,000 to 20,000 shares.

     All NQOs granted under the Directors Plan have an exercise price equal to the fair market value of such shares on the date of grant and become exercisable with respect to one fourth of the number of shares covered by such Option for each three month period which elapses after the date of grant, so that such Option will be fully exercisable on the first anniversary of the date such Option was granted. The Company currently has five nonemployee directors who are eligible to participate in the Directors Plan, four of whom have been nominated for election at the Annual Meeting.

     The consideration payable in connection with any option (including any related taxes) may be paid by promissory note of the nonemployee director or by delivery of shares of common stock of the Company. Options granted under the Directors Plan have a term of ten years. Options generally terminate three months after a nonemployee director ceases to be, for any reason, a director of the Company, but if a nonemployee director ceases to be a director due to death, disability or retirement, the Option may be exercised for two years after the termination.

     The Board may amend, alter, or discontinue the Directors Plan or any Option at any time, except that the consent of a participant is required if the participant's existing rights under an outstanding Option would be impaired. In addition, to the extent required under applicable tax and securities laws and regulations, the shareholders of the Company must approve any amendment, alteration, or discontinuance of the Directors Plan that would increase the total number of shares reserved under the Directors Plan and in certain other circumstances as the Board may deem advisable to comply with such laws and regulations. In addition, the provisions of the Directors Plan governing who is granted Options, the number of shares covered by each Option, the exercise price, and the period of exercisability and the timing of Option grants may not be amended more than once every six months, other than for changes to comport with the Code or the Employee Retirement Income Security Act of 1974.

     In the event of a "change in control" of the Company, as defined in the Directors Plan, the vesting of Options will automatically accelerate. A "change in control" is defined to include the acquisition of 20% or more of the voting power of the Company's outstanding stock, a proxy solicitation for one or more directors without support of the then-current Board, and certain mergers or reorganizations or other changes in ownership of the Company's assets or stock.

     Under the Incentive Plan, nonemployee directors are not eligible to receive Options. The Company believes it important that directors have meaningful equity ownership in the Company and believes a way to provide the appropriate level of ownership is through a formula plan.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of NQOs granted under the Directors Plan are the same as NQOs granted under the Incentive Plan. See "Proposal 3. Approval of Amendment to Identix Incorporated Equity Incentive Plan -- Federal Income Tax Consequences -- Nonqualified Stock Options."

PROPOSAL

     Shareholders are being asked to approve the amendments to the Directors Plan described above. The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company represented and voting at the Annual Meeting is required for approval of the amendments to the Directors Plan.

BOARD RECOMMENDATION

     The Board recommends a vote "FOR" approval of the proposal.

       PROPOSAL 6. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1999, and recommends that shareholders vote "FOR" ratification of such appointment. It is anticipated that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

                           PROPOSAL 7. OTHER MATTERS

     Management knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the Company that the persons named in the enclosed form of proxy vote the shares they represent as Management may recommend.


Dated: September 17, 1998


THE BOARD OF DIRECTORS

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                             IDENTIX INCORPORATION,
                            A CALIFORNIA CORPORATION
                                      AND
                             IDENTIX INCORPORATED,
                             A DELAWARE CORPORATION

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of
            , 1998 between Identix Incorporated, a California corporation ("Identix California"), and Identix Incorporated, a Delaware corporation ("Identix Delaware"), a wholly owned subsidiary of Identix California.

                                   BACKGROUND

     A. Identix California is a corporation duly organized, validly existing and in good standing under the laws of the State of California and, on the date of this Agreement, has authority to issue 52,000,000 shares consisting of 50,000,000 shares of Common Stock, no par value, and 2,000,000 shares of
Preferred Stock, no par value, of which [               ] shares of Common Stock
and no shares of Preferred Stock are issued and outstanding.

     B. Identix Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and, on the date of this Agreement, has authority to issue 52,000,000 shares, consisting of 50,000,000 shares of Common Stock, $0.01 par value, and 2,000,000 shares of Preferred Stock, $0.01 par value, of which one share of Common Stock is issued and outstanding and owned by Identix California and no shares of Preferred Stock are issued and outstanding.

     C. The Board of Directors of each of Identix California and Identix Delaware have determined that it is advisable and in the best interests of each of such corporations that Identix California merge into Identix Delaware upon the terms and subject to the conditions set forth in this Agreement, for the purpose of effecting the reincorporation of Identix California in the State of Delaware and have, by resolutions duly adopted, approved this Agreement and directed that it be submitted to a vote of their respective stockholders and executed by the undersigned officers.

THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I

                                  DEFINITIONS

     When used in this Agreement (and in any Exhibit in which such terms are not otherwise defined) the following terms shall have the following meanings:

     "California Common Stock" shall mean shares of Common Stock, no par value, of Identix California.

     "California Preferred Stock" shall mean shares of Preferred Stock, no par value, of Identix California.

     "Certificate of Merger" shall mean the Certificate of Merger of Identix California into Identix Delaware to be filed with the Secretary of State of the State of Delaware in substantially the form attached hereto as Exhibit 2.1.

     "Delaware Common Stock" shall mean shares of Common Stock, $0.01 par value, of Identix Delaware.

     "Delaware Preferred Stock" shall mean shares of Preferred Stock, $0.01 par value, of Identix Delaware.

     "Effective Time" shall mean the time when the Certificate of Merger is filed with the Secretary of State of the State of Delaware and the Merger becomes effective.

     "Merger" shall mean the merger of Identix California into Identix Delaware.

     "Shareholders' Meeting" shall mean the annual meeting of shareholders of Identix California to be held on October 29, 1998 to approve and adopt this Agreement, among other things.

     "Surviving Corporation" shall mean Identix Delaware from and after the Effective Time.

                                   ARTICLE II

                                     MERGER

     2.1  Merger. At the Effective Time, the Merger shall become effective under
Section 252 of the Delaware General Corporation Law and Section 1108(d) of the California General Corporation Law, and Identix California shall merge into Identix Delaware, the separate existence of Identix California shall cease and Identix Delaware shall continue in existence as the surviving corporation under the Delaware General Corporation Law.

     2.2 Filings. On or prior to the Effective Time, Identix California and Identix Delaware shall cause:

          (a) an executed counterpart of the Certificate of Merger to be filed with the Secretary of State of California; and

          (b) the Certificate of Merger to be filed with the Secretary of State of Delaware.

     2.3  Effects of the Merger. At the Effective Time:

          (a) the separate existence of Identix California shall cease and Identix California shall be merged into Identix Delaware;

          (b) the Certificate of Incorporation of Identix Delaware shall continue as the Certificate of Incorporation of the Surviving Corporation;

          (c) the Bylaws of Identix Delaware shall continue as the Bylaws of the Surviving Corporation;

          (d) each officer and director of Identix California in office immediately prior to the Effective Time shall serve in the same capacity as an officer or director of the surviving Corporation immediately after the Effective Time;

          (e) each share of California Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Delaware Common Stock pursuant to Article III;

          (f) without further transfer, act, or deed, the separate existence of Identix California shall cease and the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and shall be subject to all the restrictions, disabilities and duties, of Identix California; and all property, real, personal and mixed, and all debts due to Identix California on whatever account, as well as stock subscriptions and all other things belonging to Identix California shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest of Identix California shall be thereafter as effectually the property of the Surviving Corporation as they were of Identix California, and the title to any real estate vested by deed or otherwise in Identix California shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors of Identix California and all liens upon any property of Identix California shall be preserved unimpaired and all debts, liabilities and duties of Identix California shall attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     2.4 Further Assurances. Identix California agrees that if, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of

Identix California, the Surviving Corporation and its officers and directors may execute and deliver all such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of Identix California or otherwise.

                                  ARTICLE III

                              CONVERSION OF STOCK

     3.1 Conversion of Stock. At the Effective Time, the stock of Identix California shall be converted into stock of Identix Delaware, as follows:

          (a) each share of California Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Delaware Common Stock; and

          (b) each share of Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired and no stock shall be issued in the Merger in respect thereof.

     3.2 Stock Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of California Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of Delaware Common Stock into which the shares of California Common Stock formerly represented by such certificates have been converted as provided in this Agreement. The registered owner on the books and records of Identix Delaware or its transfer agent of any outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Identix Delaware or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware Common Stock evidenced by such outstanding certificate as provided above.

     3.3 Stock Options. Each right or option to purchase shares of California Common Stock granted under the Identix Incorporated Equity Incentive Plan, the Identix Incorporated 1992 Employee Stock Option Plan, the Identix Incorporated Nonemployee Directors Stock Option Plan, the Identix Incorporated 1983 Incentive Stock Option Plan, the ANADAC, Inc. 1984 Incentive Stock Option Plan, the Identix Incorporated Employee Stock Purchase Plan and the Identix Incorporated Foreign Subsidiary Stock Purchase Plan (collectively, the "Plans") which is outstanding immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase the same number of shares of Delaware Common Stock at the same option price per share, and upon the same terms and subject to the same conditions as in effect at the Effective Time. The same number of shares of Delaware Common Stock shall be reserved for purposes of said Plans as is equal to the number of shares of California Common Stock so reserved as of the Effective Time. As of the Effective Time, Identix Delaware hereby assumes the Plans and all obligations of Identix California under the Plans including the outstanding options or awards or portions thereof granted pursuant to the Plans.

     3.4 Validity of Delaware Common Stock. All shares of Delaware Common Stock into which California Common Stock are to be converted pursuant to the Merger shall not be subject to any statutory or contractual preemptive rights, shall be validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to such California Common Stock.

     3.5 Rights of Former Holders. From and after the Effective Time, no holder of certificates which evidenced California Common Stock immediately prior to the Effective Time shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of Delaware Common Stock into which such California Common Stock shall have been converted pursuant to the Merger.

                                   ARTICLE IV

                                    GENERAL

     4.1 Consents. Each of Identix California and Identix Delaware shall use its best efforts to obtain the consent and approval of each person (other than shareholders of Identix California in their capacities as such) whose consent or approval shall be required in order to permit consummation of the Merger.

     4.2 Governmental Authorizations. Each of Identix California and Identix Delaware shall cooperate in filing any necessary reports or other documents with any federal, state, local or foreign authorities having jurisdiction with respect to the Merger.

     4.3 Waiver and Amendment. This Agreement may be amended by action of the Board of Directors of each of Identix California and Identix Delaware without action by the stockholders of the parties, except that (a) any amendment to
Section 3.1, (b) any amendment changing the terms, rights, powers or preferences of the Delaware Common Stock, or (c) any amendment altering any terms of this Agreement if such alteration would adversely affect the holders of California Common Stock or Delaware Common Stock must be approved by a majority of the voting power of the outstanding California Common Stock.

     4.4 Termination. This Agreement may be terminated and the Merger and other transactions provided for by this Agreement abandoned at any time prior to the Effective Time, whether before or after adoption and approval of this Agreement at the Shareholders' Meeting, by action of the Board of Directors of Identix California if the Board determines that the consummation of the transactions contemplated by this Agreement would not, for any reason, be in the best interests of Identix California and its shareholders.

     4.5 Entire Agreement. This Agreement (including any exhibits), contains the entire agreement among the parties with respect to the Merger and supersedes all prior and concurrent arrangements, letters of intent or understandings relating to the Merger.

     4.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same agreement. This Agreement shall become effective when one or more counterparts has been signed by each of the parties and delivered to each of the other parties.

     4.7 Headings. The article, section and paragraph headings in this Agreement have been inserted for identification and reference and shall not by themselves determine the meaning or interpretation of any provision of this Agreement.

     4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                          IDENTIX INCORPORATED,
                                          a California corporation

                                          By:
                                          Title:

                                          By:
                                          Title:

                                          IDENTIX INCORPORATED,
                                          a Delaware corporation

                                          By:
                                          Title:

                                          By:
                                          Title:

                                                                      APPENDIX B

                          CERTIFICATE OF INCORPORATION
                                       OF
                              IDENTIX INCORPORATED

     The undersigned, for purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST. The name of the corporation is Identix Incorporated.

     SECOND. The name of its registered office in the State of Delaware is National Corporate Research, Ltd. The address of its registered agent in the State of Delaware is 9 E. Loockerman Street, City of Dover, County of Kent, Delaware 19901.

     THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 52,000,000 shares, comprised of 50,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock") and 2,000,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock"). A description of the respective classes of stock and a statement of the designations, preferences, voting powers (if any), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

     A. PREFERRED STOCK

     1. In General. The Preferred Stock may be issued in one or more series at such time or times and for such consideration as the board of directors may determine. Each series shall be designated so as to distinguish the shares of that series from the shares of all other series and classes. Except as may be expressly provided in this Certificate of Incorporation, including any certificate of designation for a series of Preferred Stock, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     2. Certificates of Designation. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized share of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

     B. COMMON STOCK

     1. Relative Rights of Preferred Stock and Common Stock. Except as otherwise required by this Certificate of Incorporation, all powers, preferences and rights and qualifications, limitations, or restrictions of the Common Stock are subject to those that may be fixed with respect to any shares of the Preferred Stock.

     2. Voting Rights. Except as otherwise required by law or this Certificate of Incorporation, including any certificate of designation for a series of Preferred Stock, each holder of Common Stock shall have one vote in respect of each share of stock held of record by that holder on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

     3. Dividends. Subject to any preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of the assets of the corporation which by law are available therefor, dividends payable in cash, in property or in shares of capital stock.

     4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, including any certificate of designation for a series of Preferred Stock, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them.

     FIFTH. The corporation is to have perpetual existence.

     SIXTH. Any action required or permitted to be taken by the stockholders of the corporation must be effected at an annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing of the stockholders. Special meetings of stockholders of the corporation may be called only by the corporation's Board of Directors, its Chair of the Board of Directors or its President. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

     SEVENTH.

     A. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

     B. Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

     C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

     EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as that court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of the repeal or modification.

     TENTH.

     A. RIGHT TO INDEMNIFICATION

     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than that law permitted the corporation to provide before the amendment) against all expenses, liabilities and losses including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. However, the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by that person only if that action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. The rights set forth in this Article TENTH shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition. However, the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be so indemnified.

     B. RIGHT OF CLAIMANT TO BRING SUIT

     If a claim under Paragraph A of this Article TENTH is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. However, the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination before the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     C. NON EXCLUSIVITY OF RIGHTS

     The rights conferred on any person by Paragraphs A and B of this Article TENTH shall not be exclusive of any other rights which such person may have or hereafter may acquire under any statute, provision of the Certificate of Incorporation, by law, agreement, vote of stockholders or of disinterested directors, or otherwise.

     D. EXPENSES AS A WITNESS

     To the extent that any director, officer, employee, or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified and held harmless against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

     E. INDEMNITY AGREEMENTS

     The corporation may enter into agreements with any director, officer, employee or agent of the corporation or any person who serves at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, providing for indemnification to the fullest extent permissible under the Delaware General Corporation Law and the corporation's Certificate of Incorporation.

     F. EFFECT OF REPEAL OR MODIFICATION

     Any repeal or modification of this Article TENTH shall not adversely affect any right of indemnification or advancement of expenses of a director or officer, employee or agent of the corporation existing at the time of such repeal or modification with respect to any action or omission occurring before the repeal or modification.

     G. SEPARABILITY

     Each and every paragraph, sentence, term and provision of this Article TENTH is separate and distinct. If any paragraph, sentence, term or provision is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other such paragraph, sentence, term or provision. To the extent required in order to make any such paragraph, sentence, term or provision of this Article TENTH valid or enforceable, the corporation shall, and the indemnitee or potential indemnitee may, request a court of competent jurisdiction to modify the paragraph, sentence, term or provision in order to preserve its validity and provide the broadest possible indemnification permitted by applicable law.

     H. INSURANCE

     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss of the type referred to in this Article TENTH, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

     I. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

     The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

     ELEVENTH. The corporation reserves the right to amend or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon any stockholders by this Certificate of Incorporation are granted subject to this reservation.

     TWELFTH. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of the State of Delaware. The name and mailing address of the person who is to serve as the initial director of the corporation until the first annual meeting of stockholders of the corporation, or until his successor is elected and qualified is: James P. Scullion, Identix Incorporated, 510 North Pastoria Avenue, Sunnyvale, CA 94086

     The undersigned incorporator hereby acknowledges that the foregoing
Certificate of Incorporation is his act and deed on this                day of
            , 1998.

                                          --------------------------------------
                                          James P. Scullion, Incorporator

                                                                      APPENDIX C

                                   BYLAWS OF
                              IDENTIX INCORPORATED

                                    OFFICES

     1. Registered Office. The registered office of the corporation shall be in the City of Dover, County of Kent, State of Delaware.

     2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                  STOCKHOLDERS

     3. Annual Meeting. Unless the board of directors or the President of the corporation selects a different time or date, the annual meeting of stockholders shall be held at 2:00 p.m. on the last Thursday of the fourth calendar month following the end of the corporation's fiscal year. The annual meeting shall be for the purpose of electing a board of directors and transacting such other business as may properly be brought before the meeting.

     4. Special Meeting. Special meetings of stockholders may be called at any time by the board of directors, the Chairman of the Board or the President of the corporation.

     5. Place. Meetings of stockholders shall be held at the principal executive office of the corporation or at any other place, within or without California, which is designated by the board of directors or the President.

     6. Notice.

     (a) Annual and Special Meetings. A written notice of each meeting of stockholders shall be given not more than 60 days and, except as provided below, not less than ten days before the meeting to each stockholder entitled to vote at the meeting. The notice shall state the place, date and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by management for election. The notice shall also state
(i) in the case of an annual meeting, those matters which the board of directors intends to present for action by the stockholders, and (ii) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted. Notice shall be delivered personally, by mail or other means addressed to the stockholder at the address of such stockholder appearing on the books of the corporation, the address given by the stockholder to the corporation for the purpose of notice or as otherwise provided by law.

     (b) Adjourned Meetings. Notice of an adjourned meeting need not be given if
(i) the meeting is adjourned for 30 days or less, (ii) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken and (iii) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

     7. Record Date. The board of directors may fix in advance a record date for the determination of the stockholders entitled to notice of any meeting, to vote, to receive any dividend or other distribution or allotment of rights or to exercise any rights. The record date shall be not more than 60 nor less than ten days prior to the date of the meeting nor more than 60 days prior to such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, the close of business on the business day next preceding the day on which the meeting is held. Except as otherwise provided by law, when a record date is fixed, as provided herein, only stockholders on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation occurring after the record date. Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice of such claim or interest. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date.

     8. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     9. Required Vote. When a quorum is present at any meeting, except with respect to the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     10. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     11. Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before an annual meeting by a stockholder and if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders, properly brought before the special meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal offices of the corporation no later than (i) in the case of an annual meeting, ninety (90) days before the anticipated date of the next annual meeting, under the assumption that the next annual meeting will occur on the same calendar day as the day of the most recent annual meeting, and (ii) in the case of a special meeting, ten (10) days prior to date of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (1) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (2) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (3) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 11. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     12. Lost Stock Certificates. The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

                               BOARD OF DIRECTORS

     13. Number. The number of directors who shall constitute the whole board not be less than five nor more than nine. The exact number of directors shall be determined from time to time by resolution of the board of directors.

     14. Powers. The business of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     15. Election. Except as provided in Section 16, the directors shall be elected at the annual meeting of the stockholders by a plurality vote. Each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

     16. Term of Office and Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; whenever the holders of any class or classes of stock or series thereof are entitled, pursuant to the certificate of incorporation, to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series then in office, or by a sole remaining director so elected. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     17. Removal. Unless otherwise restricted by the certificate of incorporation, bylaws or statute, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

     18. Resignation. Any director may resign by giving notice to the board of directors, the Chairman of the Board, the President or the Secretary. The resignation of a director shall be effective when given unless the director specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     19. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     20. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board many designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no committee shall have the power or authority of the board of directors in reference to:

          (a) amending the certificate of incorporation (except to the extent provided in resolutions of the board of directors and permitted by the General Corporation Law of the State of Delaware);

          (b) adopting an agreement of merger or consolidation;

          (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; or

          (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     21. Time and Place of Meetings and Telephone Meetings. Unless the board of directors determines otherwise, the board shall hold a regular meeting during each quarter of the corporation's fiscal year. One such meeting shall take place immediately following the annual meeting of stockholders. All meetings of directors shall be held at the principal executive office of the corporation or at such other place, within or without the State of Delaware, as shall be designated in the notice of the meeting or in a resolution of the board of directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, provided that all members participating in the meeting can hear each other.

     22. Call. Meetings of the board of directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, any Vice President or any two directors.

     23. Notice. Regular meetings of the board of directors may be held without notice if the time of such meetings has been fixed by the board and publicized among all directors. Special meetings shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice must specify the purpose of any regular or special meeting. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken, but if a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

     24. Meeting Without Regular Call and Notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

     25. Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all of the members of the board individually or collectively consent in writing to such action.

     26. Quorum and Required Vote. At all meetings of the board a majority of the total number of authorized directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     27. Committee Meetings. The principles set forth in Sections 21 through 26 of these bylaws shall apply to committees of the board of directors and to actions taken by such committees.

                                    OFFICERS

     28. Titles and Relation to board of directors. The officers of the corporation shall include a Chairman of the Board or a President or both, a Secretary and a Treasurer. The board of directors may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. All officers shall perform their duties and exercise their powers subject to the direction of the board of directors.

     29. Election, Term of Office and Vacancies. At its regular meeting after each annual meeting of stockholders, the board of directors shall choose the officers of the corporation. The board may choose additional officers or fill vacant offices at any other time. No officer must be a member of the board of directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the board of directors may remove any officer at any time.

     30. Resignation. Any officer may resign at any time upon notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. The resignation of an officer shall be effective when given unless the officer specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     31. Chairman of the Board; President. If the board of directors elects a Chairman of the Board, such officer shall preside over all meetings of the board of directors and of stockholders. If there be no Chairman of the Board, the President shall perform such duties. The board of directors shall designate either the Chairman of the Board or the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer. If there is no Chairman of the Board, the President shall be the chief executive officer.

     32. Secretary. Unless otherwise determined by the board of directors or the chief executive officer, the Secretary shall have the following powers and duties:

          (a) Record of Corporate Proceedings. The Secretary shall attend all meetings of stockholders and the board of directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept at the principal executive office of the corporation or at such other place as the board may determine. The Secretary shall keep at the corporation's principal executive office, if in California, or at its principal business office in California if the principal executive office is not in California, the original or a copy of these bylaws, as amended.

          (b) Record of Shares. Unless a transfer agent is appointed by the board of directors to keep a share register, the Secretary shall keep a share register at the principal executive office of the corporation showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation.

          (c) Notices. The Secretary shall give such notices as may be required by law or these bylaws.

     33. Treasurer. Unless the board of directors designates another chief financial officer, the Treasurer shall be the chief financial officer of the corporation. Unless otherwise determined by the board of directors or the chief executive officer, the Treasurer shall have custody of the corporate funds and securities, shall keep adequate and correct accounts of the corporation's properties and business transactions, shall disburse such funds of the corporation as may be ordered by the board or the chief executive officer (taking proper vouchers for such disbursements), and shall render to the chief executive officer and the board, at regular meetings of the board or whenever the board may require, an account of all transactions and the financial condition of the corporation.

     34. Other Officers. The other officers of the corporation, if any, shall exercise such powers and perform such duties as the board of directors or the chief executive officer shall prescribe.

     35. Salaries. The board of directors shall fix the salary of the chief executive officer and may fix the salaries of other employees of the corporation, including the other officers. If the board does not fix the salaries of the other officers, the chief executive officer shall fix such salaries.

                                  AMENDMENT OF
                                     BYLAWS

     36. Bylaws may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the board of directors.

PROXY

                               For The Shares Of
                              IDENTIX INCORPORATED
                            A California Corporation

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder of Common Stock of Identix Incorporated (the "Company") hereby revokes all previous proxies, acknowledges receipt of the notice of the shareholders' meeting to be held on October 29, 1998, and appoints Randall C. Fowler and James P. Scullion, and each of them, as proxy of the undersigned with power of substitution and revocation, to vote and otherwise represent all the shares of the undersigned at said meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted as specified on the reverse side. If no choice is indicated, the shares will be voted FOR all proposals.

                           (Continued on other side)




                              FOLD AND DETACH HERE

                                                                         FOR                 WITHHOLD
                                                                  all nominees listed        AUTHORITY
                                                                  (except as noted to      to vote for the
                                                                    the contrary)          nominees listed
                                                                  -------------------      ---------------

1.   TO ELECT DIRECTORS
     Nominees: Randall G. Fowler, Randall Hawks, Jr.,
     Patrick H. Morton, Charles W. Richion, James P.
     Scullion, Fred. U. Sutter, Larry J. Wells

     (INSTRUCTION: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.)

     ================================================

                                                              FOR          AGAINST        ABSTAIN
                                                            -------        -------        -------
2.   To approve a change in the Company's state of
     incorporation from California to Delaware through the
     merger of the Company into a newly formed Delaware
     corporation that is a wholly owned subsidiary of the
     Company.                                               -------        -------        -------
                                                              FOR          AGAINST        ABSTAIN
                                                            -------        -------        -------
3.   To approve an amendment to the Identix Incorporated
     Equity Incentive Plan to increase the number of
     shares of Identix common stock available for issuance
     under that plan from 1,750,000 to 3,000,000 shares.    -------        -------        -------
                                                              FOR          AGAINST        ABSTAIN
                                                            -------        -------        -------
4.   To approve the Identix Incorporated Employee Stock
     Purchase Plan and the Identix Incorporated Foreign
     Subsidiary Employee Stock Purchase Plan.               -------        -------        -------
                                                              FOR          AGAINST        ABSTAIN
                                                            -------        -------        -------
5.   To approve an amendment to the Identix Incorporated
     Nonemployee Directors Stock Option Plan to increase
     the number of shares available for issuance under
     that plan from 250,000 to 410,000 shares and to
     approve the amendments to that plan described in the
     Company's Proxy Statement.                             -------        -------        -------
                                                              FOR          AGAINST        ABSTAIN
                                                            -------        -------        -------
6.   To ratify the appointment of PRICEWATERHOUSECOOPERS
     LLP as independent accountants of the Company for the
     fiscal year ending June 30, 1999.                      -------        -------        -------
                                                              FOR          AGAINST        ABSTAIN
                                                            -------        -------        -------
7.   To transact such other business as may properly come
     before the meeting or any adjournment thereof.
                                                            -------        -------        -------
                                                              FOR          AGAINST        ABSTAIN
                                                            -------        -------        -------

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE, AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations, or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature                                                        Date
          -----------------------------------------------------       ----------

Signature                                                        Date
          -----------------------------------------------------       ----------

                              FOLD AND DETACH HERE